UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) June 19, 2006

                            Vocalscape Networks, Inc.

             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                    000-27277
                                    ---------
                            (Commission File Number)

                                   98-0207554
                                   ----------
                        (IRS Employer Identification No.)

                           170 E. Post Road, Suite 206
                          White Plains, New York 10601
               (Address of principal executive offices)(Zip Code)

                                 (914) 448-7600
               Registrant's telephone number, including area code

             (Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On June 19, 2006, that certain Share Exchange Agreement dated February 26, 2006 (the "Share Exchange Agreement") by and among Vocalscape Networks, Inc., a Nevada corporation ("Vocalscape"), Azatel Communications Inc., a British Columbia corporation ("Azatel"), and all of the shareholders of Azatel (the "Shareholders") was terminated pursuant to mutual agreement among the parties.

Had the Share Exchange Agreement not terminated, Vocalscape would have acquired all of the issued and outstanding common shares of Azatel in a transaction valued at approximately $118,000. Additionally, Vocalscape would have issued 200,000 shares of its common stock to the Shareholders, who numbered three persons, in exchange for all of such Shareholders' respective shares of Azatel (the "Share Exchange").

No termination penalties were incurred by Vocalscape in connection with the termination of the Share Exchange Agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          Vocalscape Networks, Inc,
                                          (Registrant)

Date: June 22, 2006                       By: /s/ Ron McIntyre
                                             -----------------------------------
                                             Name:  Ron McIntyre
                                             Title: President and Secretary